UNITED STATES COMMODITY FUNDS LLC

General Partner of the United States Natural Gas Fund, LP

March 28, 2016

Dear United States Natural Gas Fund, LP Investor,

Enclosed with this letter is your copy of the 2015 financial statements for the United States Natural Gas Fund, LP (ticker symbol “UNG”). We have mailed this statement to all investors in UNG who held shares as of December 31, 2015 to satisfy our annual reporting requirement under federal commodities laws. In addition, we have enclosed a copy of the current UNG Privacy Policy. Additional information concerning UNG’s 2015 results may be found by referring to UNG’s Annual Report on Form 10-K (the “Form 10-K”), which has been filed with the U.S. Securities and Exchange Commission (the “SEC”). You may obtain a copy of the Form 10-K by going to the SEC’s website at www.sec.gov, or by going to UNG’s website at www.unitedstatescommodityfunds.com. You may also call UNG at 1-800-920-0259 to speak to a representative and request additional material, including a current UNG Prospectus.

United States Commodity Funds LLC is the general partner of UNG. United States Commodity Funds LLC is also the general partner or sponsor and manager of several other commodity based exchange traded security funds. These other funds are referred to in the attached financial statements and include:

United States Oil Fund, LP	(ticker symbol: USO)	United States 12 Month Natural Gas Fund, LP	(ticker symbol: UNL)
United States 12 Month Oil Fund, LP	(ticker symbol: USL)	United States Brent Oil Fund, LP	(ticker symbol: BNO)
United States Gasoline Fund, LP	(ticker symbol: UGA)	United States Commodity Index Fund	(ticker symbol: USCI)
United States Diesel-Heating Oil Fund, LP	(ticker symbol: UHN)	United States Copper Index Fund	(ticker symbol: CPER)
United States Short Oil Fund, LP	(ticker symbol: DNO)	United States Agriculture Index Fund	(ticker symbol: USAG)

Information about these other funds is contained within the Annual Report as well as in the current UNG Prospectus. Investors in UNG who wish to receive additional information about these other funds may do so by going to their website.* The website may be found at www.unitedstatescommodityfunds.com.

You may also call United States Commodity Funds LLC at 1-800-920-0259 to request additional information.

Thank you for your continued interest in UNG.

Regards,

/s/ John P. Love
John P. Love
President and CEO
United States Commodity Funds LLC

*	This letter is not an offer to buy or sell securities. Investment in any of these other funds is only made by prospectus. Please consult the relevant prospectus for a description of the risks and expenses involved in any such investment.

PRIVACY POLICY

UNITED STATES COMMODITY FUNDS LLC

Introduction

This document sets forth the Sixth Amended Privacy Policy of United States Commodity Funds LLC (the “Company”), adopted on December 6, 2008, last amended on March 20, 2014. The Company is a commodity pool operator registered with the Commodity Futures Trading Commission, and (i) the statutory trust for which the Company acts as sponsor, United States Commodity Index Funds Trust (the “Index Funds Trust”), and each series therein and (ii) each of the funds for which the Company serves as the general partner or serves as sponsor (each a “Fund” and together, the “Funds” as defined in Appendix A, which may be amended from time to time), each as referenced above relating to the collection, maintenance and use of nonpublic personal information about the Funds’ investors, as required under federal legislation. This privacy policy applies to the nonpublic personal information of investors who are individuals and who obtain financial products or services primarily for personal, family or household purposes.

Collection of Investor Information

Shares of the Funds are registered in the name of Cede & Co., as nominee for the Depository Trust Company. However, the Company may collect or have access to personal information about Fund investors for certain purposes relating to the operation of the Funds, including for the distribution of certain required tax reports to investors. This information may include information received from investors and information about investors’ holdings and transactions in shares of the Funds.

Disclosure of Nonpublic Personal Information

The Company does not sell or rent investor information. The Company does not disclose nonpublic personal information about Fund investors, except as required by law or as described below. Specifically, the Company may share nonpublic personal information in the following situations:

•	To service providers in connection with the administration and servicing of the Funds, which may include attorneys, accountants, auditors and other professionals. The Company may also share information in connection with the servicing or processing of the Index Funds Trust and Fund transactions.

•	To respond to subpoenas, court orders, judicial process or regulatory authorities;

•	To protect against fraud, unauthorized transactions (such as money laundering), claims or other liabilities; and

•	Upon consent of an investor to release such information, including authorization to disclose such information to persons acting in a fiduciary or representative capacity on behalf of the investor.

Fund investors have no right to opt out of the Company’s disclosure of non-public personal information under the circumstances described above.

Protection of Investor Information

The Company holds Fund investor information in the strictest confidence. Accordingly, the Company’s policy is to require that all employees, financial professionals and companies providing services on its behalf keep client information confidential.

The Company maintains safeguards that comply with federal standards to protect investor information. The Company restricts access to the personal and account information of investors to those employees who need to know that information in the course of their job responsibilities. Third parties with whom the Company shares investor information must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such information physically, electronically and procedurally.

The Company’s privacy policy applies to both current and former investors. The Company will only disclose nonpublic personal information about a former investor to the same extent as for a current investor.

Changes to Privacy Policy

The Company may make changes to its privacy policy in the future. The Company will not make any change affecting Fund investors without first sending investors a revised privacy policy describing the change. In any case, the Company will send Fund investors a current privacy policy at least once a year as long as they continue to be Fund investors.

APPENDIX A

UNITED STATES COMMODITY FUNDS LLC,

GENERAL PARTNER OF

UNITED STATES OIL FUND, LP

UNITED STATES NATURAL GAS FUND, LP

UNITED STATES 12 MONTH OIL FUND, LP

UNITED STATES GASOLINE FUND, LP

UNITED STATES DIESEL-HEATING OIL FUND, LP

UNITED STATES SHORT OIL FUND, LP

UNITED STATES 12 MONTH NATURAL GAS FUND, LP

UNITED STATES BRENT OIL FUND, LP

AND

SPONSOR OF

UNITED STATES COMMODITY INDEX FUND

UNITED STATES COPPER INDEX FUND

UNITED STATES AGRICULTURE INDEX FUND

EACH A SERIES OF

UNITED STATES COMMODITY INDEX FUNDS TRUST

UNITED STATES NATURAL GAS FUND, LP
A Delaware Limited Partnership

FINANCIAL STATEMENTS

For the years ended December 31, 2015, 2014 and 2013

AFFIRMATION OF THE COMMODITY POOL OPERATOR

To the Shareholders of the United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in this Annual Report for the years ended December 31, 2015, 2014 and 2013 is accurate and complete.

By:	/s/ John P. Love
John P. Love
President & CEO of United States Commodity Funds LLC
United States Natural Gas Fund, LP
(General Partner of United States Natural Gas Fund, LP)

Report of Independent Registered Public Accounting Firm

To the Partners of

United States Natural Gas Fund, LP

We have audited the accompanying statements of financial condition of United States Natural Gas Fund, LP (the “Fund”) as of December 31, 2015 and 2014, including the schedule of investments as of December 31, 2015 and 2014, and the related statements of operations, changes in partners’ capital and cash flows for the years ended December 31, 2015, 2014 and 2013. These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United States Natural Gas Fund, LP as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years ended December 31, 2015, 2014 and 2013, in conformity with accounting principles generally accepted in the United States of America.

We also have audited, in accordance with standards of the Public Company Accounting Oversight Board (United States), the Fund’s internal control over financial reporting as of December 31, 2015, based on criteria established in Internal Control — Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 26, 2016 expressed an unqualified opinion on the Fund’s internal control over financial reporting.

Greenwood Village, Colorado

February 26, 2016

United States Natural Gas Fund, LP

Statements of Financial Condition

At December 31, 2015 and 2014

	December 31, 2015	December 31, 2014
Assets
Cash and cash equivalents (Notes 2 and 5)	$453,830,484	$589,867,333
Equity in trading accounts:
Cash and cash equivalents	24,941,552	226,160,966
Unrealized gain (loss) on open commodity futures contracts	101,409,342	(167,811,783)
Receivable for shares sold	—	3,239,154
Dividends receivable	742	7,407
Directors’ fees and insurance receivable	26,732	17,361
Prepaid registration fees	592,590	650,697
ETF transaction fees receivable	2,000	—

Total assets	$580,803,442	$652,131,135

Liabilities and Partners’ Capital
Payable due to Broker	$40,863,950	$—
Payable for shares redeemed	23,460,624	—
General Partner management fees payable (Note 3)	249,954	364,245
Professional fees payable	1,150,398	1,312,648
Brokerage commissions payable	83,750	72,750
License fees payable	21,886	27,913

Total liabilities	65,830,562	1,777,556

Commitments and Contingencies (Notes 3, 4 and 5)

Partners’ Capital
General Partner	—	—
Limited Partners	514,972,880	650,353,579
Total Partners’ Capital	514,972,880	650,353,579

Total liabilities and partners’ capital	$580,803,442	$652,131,135

Limited Partners’ shares outstanding	59,266,476	44,466,476
Net asset value per share	$8.69	$14.63
Market value per share	$8.67	$14.77

See accompanying notes to financial statements.

United States Natural Gas Fund, LP

Schedule of Investments

At December 31, 2015

		Unrealized
		Gain (Loss)
		on Open
	Number of	Commodity	% of Partners’
	Contracts	Contracts	Capital
Open Futures Contracts - Long
United States Contracts
ICE Natural Gas Futures LD1 H February 2016 contracts, expiring February 2016	20,000	$23,131,500	4.49
NYMEX Natural Gas Futures NG February 2016 contracts, expiring January 2016	17,036	78,277,842	15.20
Total Open Futures Contracts*	37,036	$101,409,342	19.69

	Principal Amount	Market Value
Cash Equivalents
United States Treasury Obligations
U.S. Treasury Bills:
0.19%, 2/04/2016	$25,000,000	$24,995,632	4.86
0.22%, 2/11/2016	25,000,000	24,993,879	4.85
0.20%, 2/18/2016	25,000,000	24,993,333	4.85
0.20%, 2/25/2016	25,000,000	24,992,552	4.85
0.26%, 3/10/2016	25,000,000	24,987,781	4.85
0.09%, 3/24/2016	25,000,000	24,995,101	4.85
0.07%, 3/31/2016	20,000,000	19,996,750	3.88
0.07%, 4/07/2016	20,000,000	19,996,228	3.88
0.07%, 4/14/2016	25,000,000	24,995,306	4.86
0.11%, 4/21/2016	20,000,000	19,993,217	3.88
0.21%, 4/28/2016	20,000,000	19,986,233	3.88
0.33%, 5/12/2016	20,000,000	19,975,800	3.88
0.31%, 5/19/2016	20,000,000	19,976,061	3.88
0.35%, 5/26/2016	17,000,000	16,975,870	3.30
0.43%, 6/02/2016	15,000,000	14,972,906	2.91
0.52%, 6/09/2016	15,000,000	14,965,333	2.91
0.47%, 6/30/2016	40,000,000	39,906,483	7.75
Total Treasury Obligations		381,698,465	74.12

United States - Money Market Funds
Goldman Sachs Financial Square Funds - Government Fund - Class FS	10,000,000	10,000,000	1.94
Morgan Stanley Institutional Liquidity Funds - Government Portfolio	20,000,000	20,000,000	3.89
Total Money Market Funds		30,000,000	5.83
Total Cash Equivalents		$411,698,465	79.95

* Collateral amounted to $24,941,552 on open future contracts.

See accompanying notes to financial statements.

United States Natural Gas Fund, LP

Schedule of Investments

At December 31, 2014

		Unrealized
		Gain (Loss)
		on Open
	Number of	Commodity	% of Partners’
	Contracts	Contracts	Capital
Open Futures Contracts - Long
United States Contracts
ICE Natural Gas Futures LD1 H February 2015 contracts, expiring January 2015	31,872	$(64,631,417)	(9.94)
NYMEX Natural Gas Futures NG February 2015 contracts, expiring January 2015	14,545	(103,180,366)	(15.86)
Total Open Futures Contracts*	46,417	$(167,811,783)	(25.80)

	Principal	Market
	Amount	Value
Cash Equivalents
United States Treasury Obligations
U.S. Treasury Bills:
0.05%, 2/26/2015	$50,000,000	$49,996,500	7.69
0.04%, 3/26/2015	50,000,000	49,995,916	7.69
0.06%, 4/30/2015	150,000,000	149,972,729	23.06
Total Treasury Obligations		249,965,145	38.44

United States - Money Market Funds
Goldman Sachs Financial Square Funds - Government Fund - Class FS	8,087	8,087	0.00 **
Morgan Stanley Institutional Liquidity Fund - Government Portfolio	200,495,952	200,495,952	30.83
Wells Fargo Advantage Government Money Market Fund - Class I	70,001,712	70,001,712	10.76
Total Money Market Funds		270,505,751	41.59
Total Cash Equivalents		$520,470,896	80.03

* Collateral amounted to $226,156,153 on open future contracts.

** Represents less than 0.005%.

See accompanying notes to financial statements.

United States Natural Gas Fund, LP

Statements of Operations

For the years ended December 31, 2015, 2014 and 2013

	Year ended	Year ended	Year ended
	December 31, 2015	December 31, 2014	December 31, 2013
Income
Gain (loss) on trading of commodity futures contracts:
Realized gain (loss) on closed futures contracts	$(507,207,439)	$(47,954,734)	$155,734,315
Realized gain (loss) on closed swap contracts	—	25,690,444	13,643,971
Change in unrealized gain (loss) on open futures contracts	269,221,125	(153,777,873)	562,933
Change in unrealized gain (loss) on open swap contracts	—	6,654,820	(3,183,881)
Dividend income	64,640	88,541	126,075
Interest income	340,320	186,989	200,251
ETF transaction fees	156,000	235,000	224,000

Total income (loss)	(237,425,354)	(168,876,813)	167,307,664

Expenses
General Partner management fees (Note 3)	3,645,561	4,336,707	5,737,913
Professional fees	1,109,436	1,395,991	1,725,246
Brokerage commissions	2,371,433	2,001,949	2,400,039
Directors’ fees and insurance	118,994	191,887	199,863
License fees	91,139	108,418	143,884
Registration fees	379,106	238,716	850

Total expenses	7,715,669	8,273,668	10,207,795

Net income (loss)	$(245,141,023)	$(177,150,481)	$157,099,869
Net income (loss) per limited partnership share	$(5.94)	$(5.96)	$1.72
Net income (loss) per weighted average limited partnership share	$(4.98)	$(5.51)	$3.21
Weighted average limited partnership shares outstanding	49,197,161	32,150,038	48,892,503

See accompanying notes to financial statements.

United States Natural Gas Fund, LP

Statements of Changes in Partners’ Capital

For the years ended December 31, 2015, 2014 and 2013

	General Partner	Limited Partners	Total

Balances, at December 31, 2012	$—	$1,186,272,656	$1,186,272,656
Addition of 112,900,000 partnership shares	—	2,206,756,302	2,206,756,302
Redemption of 130,200,000 partnership shares	—	(2,611,746,663)	(2,611,746,663)
Net income (loss)	—	157,099,869	157,099,869

Balances, at December 31, 2013	—	938,382,164	938,382,164
Addition of 133,400,000 partnership shares	—	3,030,504,891	3,030,504,891
Redemption of 134,500,000 partnership shares	—	(3,141,382,995)	(3,141,382,995)
Net income (loss)	—	(177,150,481)	(177,150,481)

Balances, at December 31, 2014	—	650,353,579	650,353,579
Addition of 130,000,000 partnership shares	—	1,622,768,501	1,622,768,501
Redemption of 115,200,000 partnership shares	—	(1,513,008,177)	(1,513,008,177)
Net income (loss)	—	(245,141,023)	(245,141,023)

Balances, at December 31, 2015	$—	$514,972,880	$514,972,880

Net Asset Value Per Share:
At December 31, 2012			$18.87
At December 31, 2013			$20.59
At December 31, 2014			$14.63
At December 31, 2015			$8.69

See accompanying notes to financial statements.

United States Natural Gas Fund, LP

Statements of Cash Flows

For the years ended December 31, 2015, 2014 and 2013

	Year ended	Year ended	Year ended
	December 31, 2015	December 31, 2014	December 31, 2013
Cash Flows from Operating Activities:
Net income (loss)	$(245,141,023)	$(177,150,481)	$157,099,869
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
(Increase) decrease in commodity futures trading account - cash and cash equivalents	201,219,414	(202,013,387)	120,655,920
Unrealized (gain) loss on open futures contracts	(269,221,125)	153,777,873	(562,933)
Unrealized (gain) loss on open swap contracts	—	(6,654,820)	3,183,881
(Increase) decrease in dividends receivable	6,665	1,173	7,776
(Increase) decrease in directors’ fees and insurance receivable	(9,371)	(10,902)	(4,908)
(Increase) decrease in prepaid registration fees	58,107	(650,697)	—
(Increase) decrease in ETF transaction fees receivable	(2,000)	4,000	(2,000)
Increase (decrease) in investment payable	40,863,950	—	—
Increase (decrease) in General Partner management fees payable	(114,291)	(109,302)	(111,873)
Increase (decrease) in professional fees payable	(162,250)	(141,758)	(148,477)
Increase (decrease) in brokerage commissions payable	11,000	(9,000)	(40,500)
Increase (decrease) in license fees payable	(6,027)	(8,622)	(9,665)
Increase (decrease) in registration fees payable	—	—	(153)
Net cash provided by (used in) operating activities	(272,496,951)	(232,965,923)	280,066,937

Cash Flows from Financing Activities:
Addition of partnership shares	1,626,007,655	3,186,658,005	2,066,371,800
Redemption of partnership shares	(1,489,547,553)	(3,156,270,357)	(2,654,503,851)
Net cash provided by (used in) financing activities	136,460,102	30,387,648	(588,132,051)

Net Increase (Decrease) in Cash and Cash Equivalents	(136,036,849)	(202,578,275)	(308,065,114)

Cash and Cash Equivalents, beginning of year	589,867,333	792,445,608	1,100,510,722
Cash and Cash Equivalents, end of year	$453,830,484	$589,867,333	$792,445,608

See accompanying notes to financial statements.

United States Natural Gas Fund, LP

Notes to Financial Statements

For the years ended December 31, 2015, 2014 and 2013

NOTE 1 - ORGANIZATION AND BUSINESS

The United States Natural Gas Fund, LP (“UNG”) was organized as a limited partnership under the laws of the state of Delaware on September 11, 2006. UNG is a commodity pool that issues limited partnership shares (“shares”) that may be purchased and sold on the NYSE Arca, Inc. (the “NYSE Arca”). Prior to November 25, 2008, UNG’s shares traded on the American Stock Exchange (the “AMEX”). UNG will continue in perpetuity, unless terminated sooner upon the occurrence of one or more events as described in its Fourth Amended and Restated Agreement of Limited Partnership dated as of March 1, 2013 (the “LP Agreement”). The investment objective of UNG is for the daily changes in percentage terms of its shares’ per share net asset value (“NAV”) to reflect the daily changes in percentage terms of the  price of natural gas delivered at the Henry Hub, Louisiana as measured by the daily changes in the price of the futures contract on natural gas as traded on the New York Mercantile Exchange (the “NYMEX”) that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case the futures contract will be the next month contract to expire (the “Benchmark Futures Contract”), less UNG’s expenses. It is not the intent of UNG to be operated in a fashion such that the per share NAV will equal, in dollar terms, the spot price of natural gas or any particular futures contract based on natural gas. It is not the intent of UNG to be operated in a fashion such that its per share NAV will reflect the percentage change of the price of any particular futures contract as measured over a time period greater than one day. United States Commodity Funds LLC (“USCF”), the general partner of UNG, believes that it is not practical to manage the portfolio to achieve such an investment goal when investing in natural gas Futures Contracts (as defined below) and Other Natural Gas-Related Investments (as defined below). The net assets of UNG consists primarily of investments in futures contracts for natural gas that are traded on the NYMEX, ICE Futures Exchange (“ICE Futures”) or other U.S. and foreign exchanges (collectively, “Natural Gas Futures Contracts”), to a lesser extent, in order to comply with regulatory requirements or in view of market conditions, Other Natural Gas-Related Investments such as cash-settled options on Natural Gas Futures Contracts, forward contracts for natural gas, cleared swap contracts and non-exchange traded over-the-counter (“OTC”) transactions that are based on the price of natural gas, crude oil and other petroleum-based fuels, as well as futures contracts for crude oil, diesel-heating oil, gasoline and other petroleum-based fuels and indices based on the foregoing (collectively, “Other Natural Gas-Related Investments”). As of December 31, 2015, UNG held 17,036 NG Futures Contracts traded on the NYMEX, 20,000 Natural Gas Futures LD1 Contracts traded on the ICE Futures.

UNG commenced investment operations on April 18, 2007 and has a fiscal year ending on December 31. USCF is responsible for the management of UNG. USCF is a member of the National Futures Association (the “NFA”) and became registered as a commodity pool operator with the Commodity Futures Trading Commission (the “CFTC”) effective December 1, 2005 and a swaps firm on August 8, 2013. USCF is also the general partner of the United States Oil Fund, LP (“USO”), the United States 12 Month Oil Fund, LP (“USL”), the United States Gasoline Fund, LP (“UGA”) and the United States Diesel-Heating Oil Fund, LP (“UHN”), which listed their limited partnership shares on the AMEX under the ticker symbols “USO” on April 10, 2006, “USL” on December 6, 2007, “UGA” on February 26, 2008 and “UHN” on April 9, 2008, respectively. As a result of the acquisition of the AMEX by NYSE Euronext, each of USO’s, USL’s, UGA’s and UHN’s shares commenced trading on the NYSE Arca on November 25, 2008. USCF is also the general partner of the United States Short Oil Fund, LP (“DNO”), the United States 12 Month Natural Gas Fund, LP (“UNL”) and the United States Brent Oil Fund, LP (“BNO”), which listed their limited partnership shares on the NYSE Arca under the ticker symbols “DNO” on September 24, 2009, “UNL” on November 18, 2009 and “BNO” on June 2, 2010, respectively. USCF is also the sponsor of the United States Commodity Index Fund (“USCI”), the United States Copper Index Fund (“CPER”), and the United States Agriculture Index Fund (“USAG”), each a series of the United States Commodity Index Funds Trust. USCI, CPER and USAG listed their shares on the NYSE Arca under the ticker symbol “USCI” on August 10, 2010, “CPER” on November 15, 2011 and “USAG” on April 13, 2012, respectively.

All funds listed previously are referred to collectively herein as the “Related Public Funds.”

UNG issues shares to certain authorized purchasers (“Authorized Participants”) by offering baskets consisting of 100,000 shares (“Creation Baskets”) through ALPS Distributors, Inc., as the marketing agent (the “Marketing Agent”). The purchase price for a Creation Basket is based upon the NAV of a share calculated shortly after the close of the core trading session on the NYSE Arca on the day the order to create the basket is properly received.

In addition, Authorized Participants pay UNG a $1,000 fee for each order placed to create one or more Creation Baskets or to redeem one or more baskets (“Redemption Baskets”), consisting of 100,000 shares. Shares may be purchased or sold on a nationally recognized securities exchange in smaller increments than a Creation Basket or Redemption Basket. Shares purchased or sold on a nationally recognized securities exchange are not purchased or sold at the per share NAV of UNG but rather at market prices quoted on such exchange.

In April 2007, UNG initially registered 30,000,000 shares on Form S-1 with the U.S. Securities and Exchange Commission (“the SEC”). On April 18, 2007, UNG listed its shares on the AMEX under the ticker symbol “UNG”. On that day, UNG established its initial per share NAV by setting the price at $50.00 and issued 200,000 shares in exchange for $10,001,000. UNG also commenced investment operations on April 18, 2007, by purchasing Natural Gas Futures Contracts traded on the NYMEX based on natural gas. As of December 31, 2015, UNG had registered a total of 1,880,000,000 shares.

On February 21, 2012, after the close of trading on the NYSE Arca, UNG effected a 4-for-1 reverse share split and post-split shares of UNG began trading on February 22, 2012. As a result of the reverse share split, every four pre-split shares of UNG were automatically exchanged for one post-split share. Immediately prior to the reverse split, there were 174,297,828 shares of UNG issued and outstanding, representing a per share NAV of $5.51. Immediately after the reverse share split, the number of issued and outstanding shares of UNG decreased to 43,574,457, not accounting for fractional shares, and the per share NAV increased to $22.04. In connection with the reverse share split, the CUSIP number of UNG’s shares changed to 912318201. UNG’s ticker symbol, “UNG,” remains the same.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements have been prepared in conformity with GAAP as detailed in the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification.  UNG is an investment company and follows the accounting and reporting guidance in FASB Topic 946.

Revenue Recognition

Commodity futures contracts, forward contracts, physical commodities, and related options are recorded on the trade date. All such transactions are recorded on the identified cost basis and marked to market daily. Unrealized gains or losses on open contracts are reflected in the statements of financial condition and represent the difference between the original contract amount and the market value (as determined by exchange settlement prices for futures contracts and related options and cash dealer prices at a predetermined time for forward contracts, physical commodities, and their related options) as of the last business day of the year or as of the last date of the financial statements. Changes in the unrealized gains or losses between periods are reflected in the statements of operations. UNG earns income on funds held at the custodian or futures commission merchant (“FCM”) at prevailing market rates earned on such investments.

Investments in OTC total return swap contracts (see Note 5) are arrangements to exchange a periodic payment for a market-linked return, each based on a notional amount. To the extent that the total return of the commodity future, security or index underlying the transaction exceeds or falls short of the offsetting periodic payment obligation, UNG receives a payment from, or makes a payment to, the swap counterparty. The OTC swap contracts are valued daily based upon the appreciation or depreciation of the underlying securities subsequent to the effective date of the contract. Changes in the value of the swaps are reported as unrealized gains and losses and periodic payments are recorded as realized gains or losses in the accompanying statements of operations.

Brokerage Commissions

Brokerage commissions on all open commodity futures contracts are accrued on a full-turn basis.

Income Taxes

UNG is not subject to federal income taxes; each partner reports his/her allocable share of income, gain, loss deductions or credits on his/her own income tax return.

In accordance with accounting principles generally accepted in the United States of America (“GAAP”), UNG is required to determine whether a tax position is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any tax related appeals or litigation processes, based on the technical merits of the position. UNG files an income tax return in the U.S. federal jurisdiction, and may file income tax returns in various U.S. states. UNG is not subject to income tax return examinations by major taxing authorities for years before 2012. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. De-recognition of a tax benefit previously recognized results in UNG recording a tax liability that reduces net assets. However, UNG’s conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analysis of and changes to tax laws, regulations and interpretations thereof. UNG recognizes interest accrued related to unrecognized tax benefits and penalties related to unrecognized tax benefits in income tax fees payable, if assessed. No interest expense or penalties have been recognized as of and for the year ended December 31, 2015.

Creations and Redemptions

Authorized Participants may purchase Creation Baskets or redeem Redemption Baskets only in blocks of 100,000 shares at a price equal to the NAV of the shares calculated shortly after the close of the core trading session on the NYSE Arca on the day the order is placed.

UNG receives or pays the proceeds from shares sold or redeemed within three business days after the trade date of the purchase or redemption. The amounts due from Authorized Participants are reflected in UNG’s statements of financial condition as receivable for shares sold, and amounts payable to Authorized Participants upon redemption are reflected as payable for shares redeemed.

Authorized Participants pay UNG a fee of $1,000 for each order placed to create one or more Creation Baskets or to redeem one or more Redemption Baskets.

Partnership Capital and Allocation of Partnership Income and Losses

Profit or loss shall be allocated among the partners of UNG in proportion to the number of shares each partner holds as of the close of each month. USCF may revise, alter or otherwise modify this method of allocation as described in the LP Agreement.

Calculation of Per Share Net Asset Value (“NAV”)

UNG’s per share NAV is calculated on each NYSE Arca trading day by taking the current market value of its total assets, subtracting any liabilities and dividing that amount by the total number of shares outstanding. UNG uses the closing price for the contracts on the relevant exchange on that day to determine the value of contracts held on such exchange.

Net Income (Loss) Per Share

Net income (loss) per share is the difference between the per share NAV at the beginning of each period and at the end of each period. The weighted average number of shares outstanding was computed for purposes of disclosing net income (loss) per weighted average share. The weighted average shares are equal to the number of shares outstanding at the end of the period, adjusted proportionately for shares added and redeemed based on the amount of time the shares were outstanding during such period. There were no shares held by USCF at December 31, 2015.

Offering Costs

Offering costs incurred in connection with the registration of additional shares after the initial registration of shares are borne by UNG. These costs include registration fees paid to regulatory agencies and all legal, accounting, printing and other expenses associated with such offerings. These costs are accounted for as a deferred charge and thereafter amortized to expense over twelve months on a straight-line basis or a shorter period if warranted.

Cash Equivalents

Cash equivalents include money market funds and overnight deposits or time deposits with original maturity dates of six months or less.

Reclassification

Certain amounts in the accompanying financial statements were reclassified to conform to the current presentation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires USCF to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of the revenue and expenses during the reporting period. Actual results may differ from those estimates and assumptions.

Other

On February 21, 2012, after the close of the NYSE Arca, UNG effected a 4-for-1 reverse share split and post-split shares of UNG began trading on February 22, 2012. The audited financial statements in this annual report on Form 10-K are presented in accordance with Accounting Standards Codification 260 for purposes of presenting the 4-for-1 reverse split on a historical basis for all periods reported.

NOTE 3 - FEES PAID BY THE FUND AND RELATED PARTY TRANSACTIONS

USCF Management Fee

Under the LP Agreement, USCF is responsible for investing the assets of UNG in accordance with the objectives and policies of UNG. In addition, USCF has arranged for one or more third parties to provide administrative, custody, accounting, transfer agency and other necessary services to UNG. For these services, UNG is contractually obligated to pay USCF a fee, which is paid monthly, that is equal to 0.60% per annum of average daily total net assets of $1,000,000,000 or less and 0.50% per annum of average daily total net assets that are greater than $1,000,000,000.

Ongoing Registration Fees and Other Offering Expenses

UNG pays all costs and expenses associated with the ongoing registration of its shares subsequent to the initial offering. These costs include registration or other fees paid to regulatory agencies in connection with the offer and sale of shares, and all legal, accounting, printing and other expenses associated with such offer and sale. For the years ended December 31, 2015, 2014 and 2013, UNG incurred $379,106, $238,716 and $850, respectively, in registration fees and other offering expenses.

Directors’ Fees and Expenses

UNG is responsible for paying its portion of the directors’ and officers’ liability insurance for UNG and the Related Public Funds and the fees and expenses of the independent directors who also serve as audit committee members of UNG and the Related Public Funds. UNG shares the fees and expenses on a pro rata basis with each Related Public Fund, as described above, based on the relative assets of each fund computed on a daily basis. These fees and expenses for the year ended December 31, 2015 were $569,303 for UNG and the Related Public Funds. UNG’s portion of such fees and expenses for the year ended December 31, 2015 was $118,994. For the year ended December 31, 2014, these fees and expenses were $567,863 for UNG and the Related Public Funds. UNG’s portion of such fees and expenses for the year ended December 31, 2014 was $191,887. For the year ended December 31, 2013, these fees and expenses were $555,465 for UNG and the Related Public Funds. UNG’s portion of such fees and expenses for the year ended December 31, 2013 was $199,863. UNG is also responsible for paying its portion of any payments that may become due to the independent directors pursuant to the deferred compensation agreements entered into between the independent directors, USCF, UNG and the Related Public Funds, except USCI, USAG and CPER.

Licensing Fees

As discussed in Note 4 below, UNG entered into a licensing agreement with the NYMEX on April 10, 2006, as amended on October 20, 2011. Pursuant to the agreement, through October 19, 2011, UNG and the Related Public Funds, other than BNO, USCI, CPER and USAG paid a licensing fee that was equal to 0.04% for the first $1,000,000,000 of combined net assets of the funds and 0.02% for combined net assets above $1,000,000,000. On and after October 20, 2011, UNG and the Related Public Funds, other than BNO, USCI, CPER, USAG and USMI, pay a licensing fee that is equal to 0.015% on all net assets. During the years ended December 31, 2015, 2014 and 2013, UNG incurred $91,139, $108,418 and $143,884, respectively, under this arrangement.

Investor Tax Reporting Cost

The fees and expenses associated with UNG’s audit expenses and tax accounting and reporting requirements are paid by UNG. These costs were approximately $1,100,000, $1,385,000, and $1,700,000 for the years ended December 31, 2015, 2014 and 2013.

Other Expenses and Fees

In addition to the fees described above, UNG pays all brokerage fees, transaction costs for OTC swaps, if any, taxes and other expenses in connection with the operation of UNG, excluding costs and expenses paid by USCF as outlined in “Note 4- Contracts and Agreements” below.

NOTE 4 - CONTRACTS AND AGREEMENTS

Marketing Agent Agreement

UNG is party to a marketing agent agreement, dated as of April 17, 2007, as amended from time to time, with the Marketing Agent and USCF, whereby the Marketing Agent provides certain marketing services for UNG as outlined in the agreement. The fees of the Marketing Agent, which are borne by USCF, are equal to 0.06% on UNG’s assets up to $3 billion and 0.04% on UNG’s assets in excess of $3 billion. In no event may the aggregate compensation paid to the Marketing Agent and any affiliate of USCF for distribution-related services exceed 10% of the gross proceeds of UNG’s offering.

The above fees do not include website construction and development, which are also borne by USCF.

Brown Brothers Harriman & Co. Agreements

UNG is also party to a custodian agreement, dated March 5, 2007, as amended from time to time, with Brown Brothers Harriman & Co. (“BBH&Co.”) and USCF, whereby BBH&Co. holds investments on behalf of UNG. USCF pays the fees of the custodian, which are determined by the parties from time to time. In addition, UNG is party to an administrative agency agreement, dated March 5, 2007, as amended from time to time, with USCF and BBH&Co., whereby BBH&Co. acts as the administrative agent, transfer agent and registrar for UNG. USCF also pays the fees of BBH&Co. for its services under such agreement and such fees are determined by the parties from time to time.

Currently, USCF pays BBH&Co. for its services, in the foregoing capacities, a minimum amount of $75,000 annually for its custody, fund accounting and fund administration services rendered to UNG and each of the Related Public Funds, as well as a $20,000 annual fee for its transfer agency services. In addition, USCF pays BBH&Co. an asset-based charge of (a) 0.06% for the first $500 million of the Related Public Funds’ combined net assets, (b) 0.0465% for the Related Public Funds’ combined net assets greater than $500 million but less than $1 billion, and (c) 0.035% once the Related Public Funds’ combined net assets exceed $1 billion. The annual minimum amount will not apply if the asset-based charge for all accounts in the aggregate exceeds $75,000. USCF also pays BBH&Co. transaction fees ranging from $7 to $15 per transaction.

Brokerage and Futures Commission Merchant Agreements

On October 8, 2013, UNG entered into a brokerage agreement with RBC Capital Markets, LLC (“RBC Capital” or “RBC”) to serve as UNG’s FCM effective October 10, 2013. The agreement with RBC requires it to provide services to UNG in connection with the purchase and sale of Futures Contracts and Other Natural Gas-Related Investments that may be purchased and sold by or through RBC Capital for UNG’s account. In accordance with the agreement, RBC Capital charges UNG commissions of approximately $2 to $10 per round-turn trade, including applicable exchange, clearing and NFA fees for Natural Gas Futures Contracts and options on Natural Gas Futures Contracts. Such fees include those incurred when purchasing Natural Gas Futures Contracts and options on Natural Gas Futures Contracts when UNG issues shares as a result of a Creation Basket, as well as fees incurred when selling Natural Gas Futures Contracts and options on Natural Gas Futures Contracts when UNG redeems shares as a result of a Redemption Basket. Such fees are also incurred when Natural Gas Futures Contracts and options on Natural Gas Futures Contracts are purchased or redeemed for the purpose of rebalancing the portfolio. UNG also incurs commissions to brokers for the purchase and sale of Natural Gas Futures Contracts, Other Natural Gas-Related Investments or short-term obligations of the United States of two years or less (“Treasuries”).

	For the Year Ended December 31, 2015	For the Year Ended December 31, 2014	For the Year Ended December 31, 2013
Total commissions accrued to brokers	$2,371,433	$2,001,949	$2,400,039
Total Commissions as an annualized percentage of average total net assets	0.39%	0.28%	0.25%
Commissions accrued as a result of rebalancing	$2,089,974	$1,623,581	$2,036,257
Percentage of commissions accrued as a result of rebalancing	88.13%	81.10%	84.84%
Commissions accrued as a result of creation and redemption activity	$281,459	$378,368	$363,782
Percentage of commissions accrued as a result of creation and redemption activity	11.87%	18.90%	15.16%

The increase in the total commissions accrued to brokers for the year ended December 31, 2015 as compared to the year ended December 31, 2014, was primarily a result of increased brokerage fees due to a higher number of Natural Gas Interests that UNG invested in. The decrease in the total commissions accrued to brokers for the year ended December 31, 2014 as compared to the year ended December 31, 2013 was primarily the result of decreased brokerage fees due to a lower number of Natural Gas Interests being held and traded. However, there can be no assurance that commission costs and portfolio turnover will not cause commission expenses to rise in future quarters.

NYMEX Licensing Agreement

UNG and the NYMEX entered into a licensing agreement on April 10, 2006, as amended on October 20, 2011, whereby UNG was granted a non-exclusive license to use certain of the NYMEX’s settlement prices and service marks. Under the licensing agreement, UNG and the Related Public Funds, other than BNO, USCI, CPER and USAG, pay the NYMEX an asset-based fee for the license, the terms of which are described in Note 3. UNG expressly disclaims any association with the NYMEX or endorsement of UNG by the NYMEX and acknowledges that “NYMEX” and “New York Mercantile Exchange” are registered trademarks of the NYMEX.

NOTE 5 - FINANCIAL INSTRUMENTS, OFF-BALANCE SHEET RISKS AND CONTINGENCIES

UNG engages in the trading of futures contracts, options on futures contracts, cleared swaps and OTC swaps (collectively, “derivatives”). UNG is exposed to both market risk, which is the risk arising from changes in the market value of the contracts, and credit risk, which is the risk of failure by another party to perform according to the terms of a contract.

UNG may enter into futures contracts, options on futures contracts, cleared swaps and OTC swaps to gain exposure to changes in the value of an underlying commodity. A futures contract obligates the seller to deliver (and the purchaser to accept) the future delivery of a specified quantity and type of a commodity at a specified time and place. Some futures contracts may call for physical delivery of the asset, while others are settled in cash. The contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. Cleared swaps are OTC agreements that are eligible to be cleared by a clearinghouse, e.g., ICE Clear Europe., but which are not traded on an exchange. A cleared swap is created when the parties to an off-exchange OTC swap transaction agree to extinguish their OTC swap and replace it with a cleared swap. Cleared swaps are intended to provide the efficiencies and benefits that centralized clearing on an exchange offers to traders of futures contracts, including credit risk intermediation and the ability to offset positions initiated with different counterparties.

The purchase and sale of futures contracts, options on futures contracts and cleared swaps require margin deposits with an FCM. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM’s proprietary activities.

Futures contracts, options on futures contracts and cleared swaps involve, to varying degrees, elements of market risk (specifically commodity price risk) and exposure to loss in excess of the amount of variation margin. The face or contract amounts reflect the extent of the total exposure UNG has in the particular classes of instruments. Additional risks associated with the use of futures contracts are an imperfect correlation between movements in the price of the futures contracts and the market value of the underlying securities and the possibility of an illiquid market for a futures contract. Buying and selling options on futures contracts exposes investors to the risks of purchasing or selling futures contracts.

All of UNG’s investment contracts were exchange-traded futures contracts through December 31, 2015. UNG held no OTC swaps as of April 23, 2014 and has not held any since that date. The risks associated with exchange-traded contracts are generally perceived to be less than those associated with OTC swaps since, in OTC swaps, a party must rely solely on the credit of its respective individual counterparties. As of December 31, 2015, UNG maintained no OTC swap transactions. The OTC swap transaction with JPMorgan Chase Bank, NA was terminated effective April 23, 2014. However, in the future, if UNG were to enter into non-exchange traded contracts, it would be subject to the credit risk associated with counterparty non-performance. The credit risk from counterparty non-performance associated with such instruments is the net unrealized gain, if any, on the transaction. UNG has credit risk under its futures contracts since the sole counterparty to all domestic and foreign futures contracts is the clearinghouse for the exchange on which the relevant contracts are traded. In addition, UNG bears the risk of financial failure by the clearing broker.

At December 31, 2015, UNG’s counterparties posted $0 in cash and $0 in securities as collateral with UNG’s custodian, as compared with $0 in cash and $0 in securities for the year ended December 31, 2014. Under these agreements, UNG posted collateral with respect to its obligations of $0 in cash and $0 in securities, such as Treasuries, at December 31, 2015, as compared with $0 in cash and $0 in securities at December 31, 2014.

UNG’s cash and other property, such as Treasuries, deposited with an FCM are considered commingled with all other customer funds, subject to the FCM’s segregation requirements. In the event of an FCM’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited. The insolvency of an FCM could result in the complete loss of UNG’s assets posted with that FCM; however, the majority of UNG’s assets are held in Treasuries, cash and/or cash equivalents with UNG’s custodian and would not be impacted by the insolvency of an FCM. The failure or insolvency of UNG’s custodian, however, could result in a substantial loss of UNG’s assets.

USCF invests a portion of UNG’s cash in money market funds that seek to maintain a stable per share NAV. UNG is exposed to any risk of loss associated with an investment in such money market funds. As of December 31, 2015 and December 31, 2014, UNG held investments in money market funds in the amounts of $30,000,000 and $270,505,751, respectively. UNG also holds cash deposits with its custodian. Pursuant to a written agreement with BBH&Co., uninvested overnight cash balances are swept to offshore branches of U.S. regulated and domiciled banks located in Toronto, Canada, London, United Kingdom, Grand Cayman, Cayman Islands and Nassau, Bahamas, which are subject to U.S. regulation and regulatory oversight. As of December 31, 2015 and December 31, 2014, UNG held cash deposits and investments in Treasuries in the amounts of $448,772,036 and $545,522,548, respectively, with the custodian and FCM. Some or all of these amounts may be subject to loss should UNG’s custodian and/or FCM cease operations.

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, UNG is exposed to market risk equal to the value of futures contracts purchased and unlimited liability on such contracts sold short. As both a buyer and a seller of options, UNG pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option.

UNG’s policy is to continuously monitor its exposure to market and counterparty risk through the use of a variety of financial, position and credit exposure reporting controls and procedures. In addition, UNG has a policy of requiring review of the credit standing of each broker or counterparty with which it conducts business.

The financial instruments held by UNG are reported in its statements of financial condition at market or fair value, or at carrying amounts that approximate fair value, because of their highly liquid nature and short-term maturity.

NOTE 6 - FINANCIAL HIGHLIGHTS

The following table presents per share performance data and other supplemental financial data for the years ended December 31, 2015, 2014 and 2013. This information has been derived from information presented in the financial statements.

	Year ended December 31, 2015	Year ended December 31, 2014	Year ended December 31, 2013

Per Share Operating Performance:

Net asset value, beginning of year	$14.63	$20.59	$18.87
Total income (loss)	(5.78)	(5.70)	1.93
Total expenses	(0.16)	(0.26)	(0.21)
Net increase (decrease) in net asset value	(5.94)	(5.96)	1.72
Net asset value, end of year	$8.69	$14.63	$20.59

Total Return	(40.60)%	(28.95)%	9.11%

Ratios to Average Net Assets
Total income (loss)	(39.08)%	(23.36)%	17.44%
Management fees	0.60%	0.60%	0.60%
Expenses excluding management fees	0.67%	0.54%	0.47%
Net income (loss)	(40.35)%	(24.51)%	16.38%

Total returns are calculated based on the change in value during the period. An individual shareholder’s total return and ratio may vary from the above total returns and ratios based on the timing of contributions to and withdrawals from UNG.

NOTE 7 - QUARTERLY FINANCIAL DATA (Unaudited)

The following summarized (unaudited) quarterly financial information presents the results of operations and other data for three-month periods ended March 31, June 30, September 30 and December 31, 2015 and 2014.

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter
	2015	2015	2015	2015
Total Income (Loss)	$(41,358,622)	$34,038,791	$(86,678,980)	$(143,426,543)
Total Expenses	2,051,706	2,103,468	1,956,063	1,604,432
Net Income (Loss)	$(43,410,328)	$31,935,323	$(88,635,043)	$(145,030,975)
Net Income (Loss) per Share	$(1.37)	$0.33	$(1.99)	$(2.91)

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter
	2014	2014	2014	2014
Total income (loss)	$155,083,163	$15,991,068	$(64,717,705)	$(275,233,339)
Total expenses	2,262,092	2,069,407	2,049,423	1,892,746
Net income (loss)	$152,821,071	$13,921,661	$(66,767,128)	$(277,126,085)
Net income (loss) per share	$3.76	$0.23	$(2.48)	$(7.47)

NOTE 8 - FAIR VALUE OF FINANCIAL INSTRUMENTS

UNG values its investments in accordance with Accounting Standards Codification 820 – Fair Value Measurements and Disclosures (“ASC 820”). ASC 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurement. The changes to past practice resulting from the application of ASC 820 relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurement. ASC 820 establishes a fair value hierarchy that distinguishes between: (1) market participant assumptions developed based on market data obtained from sources independent of UNG (observable inputs) and (2) UNG’s own assumptions about market participant assumptions developed based on the best information available under the circumstances (unobservable inputs). The three levels defined by the ASC 820 hierarchy are as follows:

Level I – Quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level II – Inputs other than quoted prices included within Level I that are observable for the asset or liability, either directly or indirectly. Level II assets include the following: quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market-corroborated inputs).

Level III – Unobservable pricing input at the measurement date for the asset or liability. Unobservable inputs shall be used to measure fair value to the extent that observable inputs are not available.

In some instances, the inputs used to measure fair value might fall within different levels of the fair value hierarchy. The level in the fair value hierarchy within which the fair value measurement in its entirety falls shall be determined based on the lowest input level that is significant to the fair value measurement in its entirety.

The following table summarizes the valuation of UNG’s securities at December 31, 2015 using the fair value hierarchy:

At December 31, 2015	Total	Level I	Level II	Level III
Short-Term Investments	$411,698,465	$411,698,465	$—	$—
Exchange-Traded Futures Contracts	101,409,342	101,409,342	—	—

During the year ended December 31, 2015, there were no transfers between Level I and Level II.

The following table summarizes the valuation of UNG’s securities at December 31, 2014 using the fair value hierarchy:

At December 31, 2014	Total	Level I	Level II	Level III
Short-Term Investments	$520,470,896	$520,470,896	$—	$—
Exchange-Traded Futures Contracts	(167,811,783)	(167,811,783)	—	—

During the year ended December 31, 2014, there were no transfers between Level I and Level II.

Following is a reconciliation of assets in which significant observable inputs (Level 3) were used in determining fair value as of December 31, 2014:

Total Return Swap Contracts
Beginning balance as of 12/31/13	$(6,654,820)
Realized gain (loss)*	—
Change in unrealized gain (loss)	6,654,820
Ending balance as of 12/31/14	$—

*	The realized gain (loss) incurred during the fiscal year ended December 31, 2014 for total return swaps was $25,690,444.

Effective January 1, 2009, UNG adopted the provisions of Accounting Standards Codification 815—Derivatives and Hedging, which require presentation of qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts and gains and losses on derivatives.

Fair Value of Derivative Instruments

Derivatives not	Statements of
Accounted	Financial	Fair Value	Fair Value
for as Hedging	Condition	At	At
Instruments	Location	December 31, 2015	December 31, 2014
Futures –Commodity Contracts	Assets	$101,409,342	$(167,811,783)
Swaps - Commodity Contracts	Assets	—	—

The Effect of Derivative Instruments on the Statements of Operations

		For the year ended		For the year ended		For the year ended
		December 31, 2015		December 31, 2014		December 31, 2013
			Change in		Change in		Change in
	Location of	Realized Gain	Unrealized	Realized Gain	Unrealized	Realized Gain	Unrealized
	Gain	(Loss) on	Gain	(Loss) on	Gain	(Loss) on	Gain
Derivatives	(Loss) on	Derivatives	(Loss) on	Derivatives	(Loss) on	Derivatives	(Loss) on
not Accounted	Derivatives	Recognized	Derivatives	Recognized	Derivatives	Recognized	Derivatives
for as Hedging	Recognized	in	Recognized	in	Recognized	in	Recognized
Instruments	in Income	Income	in Income	Income	in Income	Income	in Income

Futures – Commodity Contracts	Realized gain (loss) on closed futures positions	$(507,207,349)		$(47,954,734)		$155,734,315

	Change in unrealized gain (loss) on open futures positions		$269,221,125		$(153,777,873)		$562,933

Swaps – Commodity Contracts	Realized gain (loss) on closed swap contracts	$—		$25,690,444		$13,643,971

	Change in unrealized gain (loss) on open swap contracts		$—		$6,654,820		$(3,183,881)

NOTE 9 – RECENT ACCOUNTING PRONOUNCEMENTS

In August 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) 2015-14, Revenue from Contracts with Customers, modifying ASU 2014-09. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2015-14 is effective for fiscal years beginning on or after December 15, 2016, and interim periods within those annual periods. Early application is permitted. At this time, management does not believe there will be any impact to the Fund’s financial statements.

NOTE 10 – SUBSEQUENT EVENTS

UNG has performed an evaluation of subsequent events through the date the financial statements were issued. This evaluation did not result in any subsequent events that necessitated disclosures and/or adjustments.